Exhibit 99.1

Explanation of Responses:

(1)	Common Stock held directly by Brookfield Retail Holdings III Sub II LLC, a Delaware limited liability company (“BRH III Sub”). On October 27, 2017, BRH III Sub merged with and into New Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company (“New LLC 1”), with New LLC 1 as the surviving entity of the merger. Following such merger, the Reporting Persons ceased to have beneficial ownership of the shares of Common Stock formerly held by BRH III Sub.

(2)	Common Stock held directly by Brookfield Retail Holdings IV-A Sub II LLC, a Delaware limited liability company (“BRH IV-A Sub”). On October 27, 2017, BRH IV-A Sub merged with and into New LLC 1, with New LLC 1 as the surviving entity of the merger. Following such merger, the Reporting Persons ceased to have beneficial ownership of the shares of Common Stock formerly held by BRH IV-A Sub.

(3)	Common Stock held directly by Brookfield Retail Holdings IV-B Sub II LLC, a Delaware limited liability company (“BRH IV-B Sub”). On October 27, 2017, BRH IV-B Sub merged with and into New LLC 1, with New LLC 1 as the surviving entity of the merger. Following such merger, the Reporting Persons ceased to have beneficial ownership of the shares of Common Stock formerly held by BRH IV-B Sub.

(4)	Common Stock held directly by Brookfield Retail Holdings IV-C Sub II LLC, a Delaware limited liability company (“BRH IV-C Sub”). On October 27, 2017, BRH IV-C Sub merged with and into New LLC 1, with New LLC 1 as the surviving entity of the merger. Following such merger, the Reporting Persons ceased to have beneficial ownership of the shares of Common Stock formerly held by BRH IV-C Sub.

(5)	Common Stock held directly by Brookfield Retail Holdings IV-D Sub II LLC, a Delaware limited liability company (“BRH IV-D Sub” and, together with BRH III Sub, BRH IV-A Sub, BRH IV-B Sub and BRH IV-C Sub, the “Investment Vehicles”). On October 27, 2017, BRH IV-D Sub merged with and into New LLC 1, with New LLC 1 as the surviving entity of the merger. Following such merger, the Reporting Persons ceased to have beneficial ownership of the shares of Common Stock formerly held by BRH IV-D Sub.

(6)	Each of the Reporting Persons, as a parent of each Investment Vehicle, may have been deemed to have had an indirect pecuniary interest in shares of Common Stock that were directly beneficially owned by each Investment Vehicle. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by each Investment Vehicle is reported herein. Each of the Reporting Persons disclaims beneficial ownership of all shares of Common Stock that were beneficially owned by each Investment Vehicle, except to the extent of any indirect pecuniary interest therein.

(7)	Common Stock held directly by Brookfield Retail Holdings Warrants LLC, a Delaware limited liability company (“BRH Warrants”).

(8)	Common Stock held directly by Brookfield Retail Holdings II Sub III LLC, a Delaware limited liability company (“BRH II Sub”).

(9)	Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BRH VII”).

(10)	Each of the Reporting Persons, as a parent of each of BRH II Sub, BRH VII and BRH Warrants, may be deemed to have an indirect pecuniary interest in shares of Common Stock that are directly beneficially owned by each of BRH II Sub, BRH VII and BRH Warrants. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by each of BRH II Sub, BRH VII and BRH Warrants is reported herein. Each of the Reporting Persons disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by each of BRH II Sub, BRH VII and BRH Warrants, except to the extent of any indirect pecuniary interest therein.